Exhibit 1

JOINT FILING AGREEMENT

Each of the undersigned agrees that (i) the statement on Schedule 13D relating to the Common Stock of Medicinova, Inc., has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signature hereto, at the principal office thereof.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: February 12, 2016

ESSEX WOODLANDS HEALTH VENTURES FUND VI, L.P.			INDIVIDUALS:

By: Essex Woodlands Health Ventures VI, L.P.
/s/ James L. Currie
	By: Essex Woodlands Health Ventures VI, L.L.C.		Name: James L. Currie

	By:	/s/ Martin P. Sutter
	Name:	Martin P. Sutter
	Title:	Managing Director	/s/ Martin P. Sutter
Name: Martin P. Sutter

ESSEX WOODLANDS HEALTH VENTURES VI, L.P.			/s/ Immanuel Thangaraj
Name: Immanuel Thangaraj
By: Essex Woodlands Health Ventures VI, L.L.C.

By:	/s/ Martin P. Sutter		/s/ Jeff Himawan, Ph.D.
Name:	Martin P. Sutter		Name: Jeff Himawan, Ph.D.
Title:	Managing Director

ESSEX WOODLANDS HEALTH VENTURES VI, L.L.C.
/s/ Petri Vainio, MD, Ph.D.
	By:	/s/ Martin P. Sutter	Name: Petri Vainio, MD, Ph.D.
	Name:	Martin P. Sutter
	Title:	Managing Director